UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT TO 1934

      Date of Report (Date of Earliest Event Reported): September 03, 2003

                              SIENA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

             1-6868                                           75-1043392
    (Commission File Number)                                (IRS Employer
                                                          Identification No.)

  5068 West Plano Parkway,  Suite 300,  Plano, Texas             75093
       (Address of principal executive offices)               (Zip code)

                                (972) 381-4255
              (Registrant's telephone number, including area code)

                          Lomas Financial Corporation
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Siena Holdings, Inc. today announced that its Management Agreement to manage the Treemont assisted care facility has been terminated due to the earlier than expected sale of this assisted care facility on August 29, 2003. As a result of this transaction, the Company expects that shareholders, who would otherwise receive fractional shares as a result of the proposed Reverse Stock Split, if the Reverse Stock Split is approved by shareholders, will now receive cash in the amount of $1.41 per share, which represents the sum total of the originally proposed $1.28 per share plus the fully-diluted, pro-rata share of the residual proceeds from the assisted care facility transaction of $.13 per share. No additional Contractual Right will be issued.

As previously announced on June 10, 2003, the Board of Directors of Siena Holdings, Inc. has unanimously approved a Reverse Stock Split of the Company's outstanding shares. The Reverse Stock Split is proposed to take the Company private, and is subject to approval by a majority of the Company's shareholders at a special meeting anticipated to be held in late September 2003, with the exact timing dependent on the completion and review of necessary filings by the Securities and Exchange Commission.

If the Reverse Stock Split is approved, each shareholder will receive one share of New Common Stock in exchange for every 500,000 shares of Existing Common Stock that they currently own. Previously, the Company proposed that since no new certificates representing fractional shares would be issued, each shareholder owning less than 500,000 shares of Existing Common Stock, or who would otherwise received fractional shares as a result of the Reverse Stock Split, would receive in exchange for each share of Existing Common Stock cash in the amount of $1.28 plus a Contractual Right to receive the residual proceeds from the Termination of the Management Agreement and the resulting liquidation of Siena Housing Management Corp. caused by the sale of the assisted care facility provided that this termination of the Management Agreement following the sale of the assisted care facility occurs on or before December 31, 2003.

The Company originally expected that this transaction, if it were to close, would close in the fourth quarter of 2003. However, the Company is pleased to announce that, on August 29, 2003, this Management Agreement was, in fact, terminated earlier than anticipated due to the closing of the sale of the assisted care facility Treemont.

In the interest of providing the full residual benefit of this transaction to Siena's shareholders, the Company expects that shareholders who would otherwise receive fractional shares as a result of the Reverse Stock Split will now receive for each share of Existing Common Stock cash in the amount of $1.41per share, which represents the sum total of the originally proposed $1.28 per share plus the fully-diluted, pro-rata share of the residual proceeds from the assisted care facility transaction of $.13 per share. No additional Contractual Right will be issued.

The $1.41 per share cash consideration represents a 34% premium over the $1.05 per share closing price for Siena's common stock on January 31, 2003, the last day of trading prior to Siena's announcement that it had established a Special Committee of its Board of Directors to explore a "going private' transaction by means of a Reverse Stock Split, and a 85% premium over the twelve-month low of $.76 per share.

Statements contained herein that are not purely historical are forward-looking statements within the meaning of Section 27A of Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors. The forward-looking statements are made as of the date of this report and the Company undertakes no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

      ( a )       None.

      ( b )       None.

      ( c )       The following exhibit is furnished as part of this report:

                  Exhibit 99.1 Press Release dated September 03, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               SIENA HOLDINGS, INC.


Date: September 03, 2003                       By: /s/ W. Joseph Dryer
                                                   -----------------------------
                                               W. Joseph Dryer
                                               President